Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Applied Materials, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Applied Materials, Inc. (the Company) of our reports dated December 6, 2011, with respect to the consolidated balance sheets of the Company as of October 30, 2011 and October 31, 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended October 30, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 30, 2011, which reports appear in the October 30, 2011 annual report on Form 10-K of the Company.

Our report dated December 6, 2011 refers to an accounting change upon adoption of Accounting Standards Codification Topic 805, Business Combinations, during the year ended October 31, 2010.

/s/ KPMG LLP

Santa Clara, California

May 24, 2012